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                                8,900,000 SHARES

                                 HARVARDNET INC.

                     COMMON STOCK, PAR VALUE $.01 PER SHARE





                             UNDERWRITING AGREEMENT






August [_], 1999



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                                             August [ ], 1999



Morgan Stanley & Co. Incorporated
Merrill Lynch & Co., Merrill Lynch, Pierce,
      Fenner & Smith Incorporated
Salomon Smith Barney Inc.
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, New York 10036

Morgan Stanley & Co. International Limited
Merrill Lynch International
Salomon Smith Barney International Limited
c/o Morgan Stanley & Co. International Limited
    25 Cabot Square
    Canary Wharf
    London E14 4QA
    England




Dear Sirs and Mesdames:


                  HarvardNet Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell to the several Underwriters (as defined below) 8,900,000 shares of its Common Stock, par value $.01 per share (the "FIRM SHARES").

                  It is understood that, subject to the conditions hereinafter stated, 7,120,000 Firm Shares (the "U.S. FIRM SHARES") will be sold to the several U.S. Underwriters named in Schedule I hereto (the "U.S. UNDERWRITERS") in connection with the offering and sale of such U.S. Firm Shares in the United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement Between U.S. and International Underwriters of even date herewith), and 1,780,000 Firm Shares (the "INTERNATIONAL SHARES") will be sold to the several International Underwriters named in Schedule II hereto (the "INTERNATIONAL UNDERWRITERS") in connection with the offering and sale of such International Shares outside the United States and Canada to persons other than United States and Canadian Persons. Morgan Stanley & Co. Incorporated, Merrill Lynch & Co, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. shall act as representatives (the "U.S.


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REPRESENTATIVES") of the several U.S. Underwriters, and Morgan Stanley & Co.
International Limited, Merrill Lynch International and Salomon Smith Barney International Limited shall act as representatives (the "INTERNATIONAL REPRESENTATIVES" of the several International Underwriters. The U.S. Underwriters and the International Underwriters are hereinafter collectively referred to as the "UNDERWRITERS".

                  The Company also proposes to issue and sell to the several U.S. Underwriters not more than an additional 1,335,000 shares of its Common Stock, par value $.01 per share (the "ADDITIONAL SHARES"), if and to the extent that the U.S. Representatives shall have determined to exercise, on behalf of the U.S. Underwriters, the right to purchase such shares of common stock granted to the U.S. Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES". The shares of Common Stock, par value $.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK".

                  The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement relating to the Shares. The registration statement contains two prospectuses to be used in connection with the offering and sale of the Shares: the U.S. prospectus, to be used in connection with the offering and sale of Shares in the United States and Canada to United States and Canadian Persons, and the international prospectus, to be used in connection with the offering and sale of Shares outside the United States and Canada to persons other than United States and Canadian Persons. The international prospectus is identical to the U.S. prospectus except for the outside front cover page. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT"; the U.S. prospectus and the international prospectus in the respective forms first used to confirm sales of Shares are hereinafter collectively referred to as the "PROSPECTUS". If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

                  Morgan Stanley & Co. Incorporated ("Morgan Stanley" has agreed to reserve a portion of the Shares to be purchased by it under this Agreement for sale to the Company's directors, officers, employees and business associates and other parties related to the Company (collectively, "Participants"), as set forth in the Prospectus under the heading "Underwriters" (the "Directed Share Program"). The Shares to be sold by Morgan Stanley pursuant to the Directed Share Program are referred to hereinafter as the "Directed Shares". Any Directed Shares not orally confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.


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                  1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to and agrees with each of the Underwriters that:

                           (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company's knowledge, threatened by the Commission.

                           (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

                           (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; such jurisdictions are comprised of the Commonwealths of Massachusetts, Pennsylvania and Virginia, the States of Connecticut, Maine, Maryland, New Hampshire, New Jersey, New York and Rhode Island and the District of Columbia.

                           (d) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification (which jurisdiction is comprised solely of the Commonwealth of Virginia), except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries,


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         taken as a whole; the Company has only one subsidiary,
         HarvardNet--Virginia, Inc. (the "Sole Subsidiary"), which is an inactive subsidiary; all of the issued shares of capital stock of such subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

                           (e) This Agreement has been duly authorized, executed and delivered by the Company.

                           (f) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

                           (g) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

                           (h) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

                           (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or bylaws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

                           (j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

                           (k) There are no legal or governmental proceedings pending or, to the Company's knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the


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         Registration Statement that are not described or filed as required.

                           (l) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

                           (m) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                           (n) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                           (o) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                           (p) The Company is in the process of reviewing its operations and that of its subsidiaries to evaluate the extent to which the business or operations of the Company or any of its subsidiaries will be affected by the Year 2000 Problem (that is, any significant risk that computer hardware or software applications used by the Company and its subsidiaries will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000); as a result of such review, (i) the Company has no reason to believe, and does not believe, that (A) there are any issues related to the Company's preparedness to address the Year 2000 Problem that are of a character required to be described or referred to in the Registration Statement or Prospectus which have not been accurately described in the Registration Statement or Prospectus and (B), except as disclosed in the Registration Statement and Prospectus, the Year 2000 Problem will have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Company and its subsidiaries, taken as a whole, or result in any material loss or interference with the business or operations of the Company and its subsidiaries, taken as a whole.

                           (q) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

                           (r) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus,
         (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in the Prospectus.

                           (s) The Company and its subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; neither the Company nor its subsidiaries owns any real property; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Prospectus.

                           (t) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                           (u) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Prospectus, or, to the knowledge of the

         Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                           (v) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries knows of any facts which give it a reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Prospectus.

                           (w) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, other than those which, singly or in the aggregate, if not so possessed, would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described the Prospectus.

                           (x) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
         (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  Furthermore, the Company represents and warrants to Morgan Stanley that (i) the Registration Statement, the Prospectus and any preliminary prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and that (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States.

                  The Company has not offered, or caused the Underwriters to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

                  2. AGREEMENTS TO SELL AND PURCHASE. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedules I and II hereto opposite its names at U.S.$[_____] a share ("PURCHASE PRICE").

                  On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the U.S. Underwriters the Additional Shares, and the U.S. Underwriters shall have a one-time right to purchase, severally and not jointly, up to 1,335,000 Additional Shares at the Purchase Price. If the U.S. Representatives, on behalf of the U.S. Underwriters, elect to exercise such option, the U.S. Representatives shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the U.S. Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering overallotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each U.S. Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the U.S. Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of U.S. Firm Shares set forth in Schedule I hereto opposite the name of such U.S. Underwriter bears to the total number of U.S. Firm Shares.

                  The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus,
(i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing or (C) the issuance by the Company of shares of Common Stock or options to purchase shares of Common Stock issued pursuant to the Company's existing stock plans as described in the Prospectus, PROVIDED that any such shares of Common Stock described in this clause (C), whether to be issued directly or upon exercise of any option, shall not be issued prior to the 181st day after the date of the Prospectus unless the recipient of such shares executes and delivers to you on or before the date of such issuance a "lock-up" agreement substantially in the form of Exhibit B hereto.

                  3. TERMS OF PUBLIC OFFERING. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at U.S.$[_____] a share (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of U.S.$[____] a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of U.S.$[____] a share, to any Underwriter or to certain other dealers.

                  4. PAYMENT AND DELIVERY. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [____________], 1999, or at such other time on the same or such other date, not later than [_________], 1999, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE". The closing of the offering and sale of the Firm Shares will be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts.

                  Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 2 or at such other time on the same or on such other date, in any event not later than [_______], 1999, as shall be designated in writing by the U.S. Representatives. The time and date of such payment are hereinafter referred to as the "OPTION CLOSING DATE". The closing of the offering and sale of Additional Shares will be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts.

                  Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

                  5. CONDITIONS TO THE UNDERWRITERS' OBLIGATIONS. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [_______] (New York City time) on the date hereof.

                  The several obligations of the Underwriters are subject to the following further conditions:

                           (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                                    (i) there shall not have occurred any
                  downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                                    (ii) there shall not have occurred any
                  change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                           (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

                           The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

                           (c) The Underwriters shall have received on the Closing Date an opinion of Hale and Dorr LLP, outside counsel for the Company, dated the Closing Date, to the effect that:

                                    (i) the Company has been duly incorporated,
                  is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in the Commonwealths of Massachusetts, Pennsylvania and Virginia, the States of Connecticut, Maine, Maryland, New Hampshire, New Jersey, New York and Rhode Island and the District of Columbia, which are the only jurisdictions in the United States in which the Company, to such counsel's knowledge, maintains an office or owns or leases real property;

                                    (ii) the Sole Subsidiary has been duly
                  incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in the Commonwealth of Virginia, which is the only jurisdiction in the United States in which the Sole Subsidiary, to such counsel's knowledge, maintains an office or owns or leases real property;

                                    (iii) the authorized capital stock of the
                  Company conforms as to legal matters to the description thereof contained in the Prospectus;

                                    (iv) the shares of Common Stock outstanding
                  prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and nonassessable;

                                    (v) all of the issued shares of capital
                  stock of the Sole Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned of record directly by the Company, to our knowledge, free and clear of all liens, encumbrances, equities or claims;

                                    (vi) the Shares have been duly authorized
                  and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, and the issuance of such Shares will not be subject to any preemptive or similar rights under the Delaware General Corporation Law statute, contained in the Company's Certificate of Incorporation or Bylaws of the Company or, to such counsel's knowledge, under any agreement or other instrument that has been filed as an exhibit to the Registration Statement;

                                    (vii) this Agreement has been duly
                  authorized, executed and delivered by the Company;

                                    (viii) the execution and delivery by the
                  Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or bylaws of the Company or, to such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that has been filed as an exhibit to the Registration Statement, or, to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary and specifically naming the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares by the U.S. Underwriters;

                                    (ix) the statements (A) in the Prospectus
                  under the caption "Description of Capital Stock," the first sentence under the caption "Business--Legal Proceedings" and the first, second, tenth and fifteenth paragraphs under the caption "Underwriters" and (B) in the Registration Statement in Items 14 and 15, in each case insofar as such statements constitute matters of law or legal conclusions, have been reviewed by us, fairly present the information called for with respect to such legal matters and are correct in all material respects

                                    (x) after due inquiry, such counsel does not
                  know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required by the Securities Act of the rules and regulations promulgated thereunder to be filed as exhibits to the Registration Statement that are not filed as required;

                                    (xi) the Company is not and, after giving
                  effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                                    (xii) the statements in the Prospectus under
                  the caption "United States Federal Tax Consequences to Non-U.S. Holders of Common Stock," insofar as such statements constitute a summary of the United States federal tax law referred to therein, are correct in all material respects and fairly summarize in all material respects the United States federal tax laws referred to therein; and

                                    (xiii) in addition, such counsel shall state
                  (A) that the Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (B) that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public or certified public accountants for the Company and with representatives of and counsel for the Underwriters, at which conferences such counsel made inquiries of such persons and others and discussed the contents of the Registration Statement and the Prospectus and any supplements or amendments thereto. Such counsel shall also state that while the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such that such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus, or any supplements or amendments thereto, except with respect to paragraphs (ix) and
                  (xii) above, subject to and on the basis of such participation, inquiries and discussions, no facts have come to the attention of such counsel which have caused such counsel to believe that (A) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any belief) and (B) the Prospectus when issued contained, or as of the date such opinion is delivered, contains, any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any belief).

                           In rendering such opinion such counsel may (i) state that they render no opinion as to matters of law other than the General Corporation Law statute of the State of Delaware, the law of the Commonwealth of Massachusetts and federal law of the United States and
         (ii) rely as to matters of fact, to the extent such counsel deems reasonable, upon certificates of officers of the Company and its subsidiaries.

                           The opinion of Hale and Dorr LLP described in Section 5(c) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                           (d) The Underwriters shall have received on the Closing Date an opinion of Levine, Blaszak, Block and Boothby, LLP, regulatory counsel for the Company, dated the Closing Date, in the form of Exhibit A hereto.

                  The opinion of Levine, Blaszak, Block and Boothby, LLP described in Section 5(d) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                           (e) The Underwriters shall have received on the Closing Date an opinion of Preti, Flaherty, Beliveau, Pachios & Haley LLC, Maine regulatory counsel for the Company, dated the Closing Date, in the form of Exhibit B hereto.

                           The opinion of Preti, Flaherty, Beliveau, Pachios & Haley LLC described in Section 5(e) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                           (f) The Underwriters shall have received on the Closing Date an opinion of Sulloway & Hollis, P.L.L.C., New Hampshire regulatory counsel for the Company, dated the Closing Date, in the form of Exhibit B hereto.

                           The opinion of Sulloway & Hollis, P.L.L.C. described in Section 5(f) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                           (g) The Underwriters shall have received on the Closing Date an opinion of and Foley, Hoag & Eliot, Massachusetts regulatory counsel for the Company, dated the Closing Date, in the form of Exhibit B hereto.

                           The opinion of Foley, Hoag & Eliot described in
         Section 5(g) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                           (h) The Underwriters shall have received on the Closing Date an opinion of Shearman & Sterling, counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to you.

                           (i) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from PriceWaterhouseCoopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; PROVIDED that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

                           (j) The "lockup" agreements, each substantially in the form of Exhibit Cg1 hereto, between you and certain officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

                           (k) The Common Stock shall have been approved for quotation on the Nasdaq National Market, subject only to official notice of issuance.

                           (l) The Registration Rights Agreement between the Company and the purchasers named therein dated September 1, 1998 as amended on May 31, 1999 (the "Registration Rights Agreement"), shall have been amended in a form satisfactory to you to provide that the purchasers party thereto shall be subject to "lockup agreements, substantially in the form of Exhibit B hereto under the circumstances described in the Registration Rights Agreement.

                           (m) You shall have received such other documents and certificates as are reasonably requested by you or your counsel.

                  The several obligations of the U.S. Underwriters to purchase Additional Shares hereunder are subject to the delivery to the U.S. Representatives on the Option Closing Date of such documents as they may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

                  6. COVENANTS OF THE COMPANY. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

                           (a) To furnish to you, without charge, four signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

                           (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

                           (c) If, during such period after the first date of the public offering of the

         Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                           (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

                           (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending [________], 2000 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

                           (f) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum,
         (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc. (the "NASD"), including the fees and disbursements incurred on behalf of Salomon Smith Barney Inc. in its capacity as "qualified independent underwriter," (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to quotation of the Shares on the Nasdaq National Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7 entitled "Indemnity and Contribution", and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

                           (g) That in connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. Morgan Stanley will notify the Company as to which Participants will need to be so restricted. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

                           (h) To pay all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

                  Furthermore, the Company covenants with Morgan Stanley that the Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

                  7. INDEMNITY AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

                  (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnities from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley, in the case of parties indemnified pursuant to Section 7(a) and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 7(g) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Morgan Stanley for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control Morgan Stanley within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act.

                  (d) To the extent the indemnification provided for in Section 7(a), 7(b) or 7(e) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. Benefits received by Salomon Smith Barney Inc. (the "Independent Underwriter") in its capacity as "qualified independent underwriter" (within the meaning of National Association of Securities Dealers, Inc. Conduct Rule 2720) shall be deemed to be equal to the compensation received by the Independent Underwriter for acting in such capacity. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

                  (e) Without limitation of and in addition to its obligations under the other paragraphs of this Section 7, the Company agrees to indemnify and hold harmless the Independent Underwriter, its directors, officers, employees and agents and each person who controls Independent Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities (or action in respect thereof) that arise out of or are based upon Independent Underwriter's acting as a "qualified independent underwriter" (within the meaning of the National Association of Securities Dealers, Inc. Conduct Rule 2720) in connection with the offering contemplated by this Agreement, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability results from the gross negligence or willful misconduct of the Independent Underwriter.

                  (f) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) the Independent Underwriter in its capacity as "qualified independent underwriter" (within the meaning of National Association of Securities Dealers, Inc. Conduct Rule 2720) shall not be responsible for any amount in excess of the compensation received by the Independent Underwriter for acting in such capacity. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                  (g) The Company agrees to indemnify and hold harmless Morgan Stanley and each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act ("MORGAN STANLEY ENTITIES"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of the Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the Morgan Stanley Entities.

                  (h) In case any proceeding (including any governmental investigation) shall be instituted involving any Morgan Stanley Entity in respect of which indemnity may be sought pursuant to Section 7(g), the Morgan Stanley Entity seeking indemnity shall promptly notify the Company in writing and the Company, upon request of the Morgan Stanley Entity, shall retain counsel reasonably satisfactory to the Company to represent the Morgan Stanley Entity and any others the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Morgan Stanley Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Morgan Stanley Entity unless (i) the Company and the Morgan Stanley Entity shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Morgan Stanley Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in respect of the legal expenses of the Morgan Stanley Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Morgan Stanley Entities. Any such separate firm for the Morgan Stanley Entities shall be designated in writing by Morgan Stanley. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Morgan Stanley Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time a Morgan Stanley Entity shall have requested the Company to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed the Morgan Stanley Entity in accordance with such request prior to the date of such settlement. The

Company shall not, without the prior written consent of Morgan Stanley, effect any settlement of any pending or threatened proceeding in respect of which any Morgan Stanley Entity is or could have been a party and indemnity could have been sought hereunder by such Morgan Stanley Entity, unless such settlement includes an unconditional release of the Morgan Stanley Entities from all liability on claims that are the subject matter of such proceeding.

                  (i) To the extent the indemnification provided for in Section 7(g) is unavailable to a Morgan Stanley Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company, in lieu of indemnifying the Morgan Stanley Entity thereunder, shall contribute to the amount paid or payable by such Morgan Stanley Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Directed Shares or (ii) if the allocation provided by clause 7(i)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(i)(i) above but also the relative fault of the Company on the one hand and of the Morgan Stanley Entity on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Morgan Stanley Entity on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Morgan Stanley Entities for the Directed Shares, bear to the aggregate Public Offering Price of the Directed Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact, the relative fault of the Company on the one hand and the Morgan Stanley Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Morgan Stanley Entities and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (j) The Company and the Morgan Stanley Entities agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by PRO RATA allocation (even if the Morgan Stanley Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in
Section 7(i). The amount paid or payable by the Morgan Stanley Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Morgan Stanley Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Morgan Stanley Entity has otherwise been required to pay. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                  (k) The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, any Morgan Stanley Entity or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares or any of the Directed Shares.

                  8. TERMINATION. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 8(a)(i) through 8(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                  9. EFFECTIVENESS; DEFAULTING UNDERWRITERS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

                  If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I or Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                  If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

                  10. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  11. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

                  12. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                                Very truly yours,

                                                HARVARDNET INC.


                                                By:_______________________
                                                   Name:
                                                   Title:

Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED
MERRILL LYNCH & CO., MERRILL LYNCH, PIERCE
         FENNER & SMITH INCORPORATED
SALOMON SMITH BARNEY INC.

Acting severally on behalf of themselves and the several U.S. Underwriters named in
  Schedule I hereto.

By: Morgan Stanley & Co. Incorporated


By:___________________________
   Name:
   Title:


MORGAN STANLEY & CO. INTERNATIONAL LIMITED
MERRILL LYNCH INTERNATIONAL
SALOMON SMITH BARNEY INTERNATIONAL LIMITED

Acting severally on behalf of themselves and the several International Underwriters named in Schedule II hereto.

By: Morgan Stanley & Co. International Limited


By: ____________________________
    Name:
    Title:

                                                                      SCHEDULE I



                                U.S. UNDERWRITERS


                                                         NUMBER OF
                                                        FIRM SHARES
     UNDERWRITER                                      TO BE PURCHASED
                                                      ---------------
Morgan Stanley & Co. Incorporated
Merrill Lynch & Co., Merrill Lynch, Pierce
         Fenner & Smith Incorporated
Salomon Smith Barney Inc.

[NAMES OF OTHER U.S. UNDERWRITERS]




                                                      ---------------


   Total U.S. Firm Shares ..............                 7,120,000
                                                      ---------------
                                                      ---------------


                                                                     SCHEDULE II



                           INTERNATIONAL UNDERWRITERS



                                                             NUMBER OF
                                                             FIRM SHARES
     UNDERWRITER                                             TO BE PURCHASED
                                                             ---------------
Morgan Stanley & Co. International Limited
Merrill Lynch International
Salomon Smith Barney International Limited

[NAMES OF OTHER INTERNATIONAL UNDERWRITERS]






                                                             ---------------


   Total International Firm Shares ......                       1,780,000
                                                             ---------------
                                                             ---------------


                                                                       EXHIBIT A


                 [FORM OF REGULATORY OPINION OF LEVINE, BLASZAK]


         Attach opinion of Levine, Blaszak, Block and Boothby, LLP, regulatory counsel for the Company, to be delivered pursuant to the Underwriting Agreement to the effect that:

         (i) (A) the execution and delivery by the Company of, and performance of its obligations under, the Underwriting Agreement and the consummation of the transactions contemplated thereby (collectively, the "Transactions"), will not materially violate (1) the Communications Act, any rules or regulations of the FCC applicable to the Company, (2) any Maryland or New York State Law relating to telecommunications and applicable to the Company, or (3) to the best of our knowledge, any decree from any federal, Maryland, or New York court or tribunal relating to telecommunications regulatory matters and issued in a proceeding to which the Company was a party; and

                  (B) except for the approval of the New York PSC (which has been applied for and is likely to be obtrained) no authorization from the FCC or the PSC of Maryland or New York is necessary for the execution and delivery by the Company of, or the performance of its obligations under, the Underwriting Agreement or the consummation of the Transactions;

         (ii) (A) the Company is authorized (1) to provide facilities-based and resold local exchange telecommunications services as a CLEC in Maryland, and
    (2) to operate as a facilities- based common carrier and reseller of telephone services in New York, not including the provision of local exchange services (I.E., local dial-tone) and emergency operator services in accordance with Section 649.6 of the New York PSC's rules (the services described in (1) and (2) to be referred to collectively as the "Service"); and

                  (B) the Company has applied for authorization to provide services as a CLEC in Washington, D.C., and the Company's subsidiary has applied for authorization to provide services as a CLEC in Virginia;

         (iii) (A) to the best of our knowledge, the Company (1) has paid all fees required by the FCC and by the PSCs of Maryland and New York, (2) has (or has applied for and is likely to obtain) all telecommunications certificates, permits, licenses, authorizations, consents and approvals with respect to its status in Maryland and New York that are required by the PSCs in such states and from the FCC; and (3) has made all reports, filings, and registrations which the Company is or has been required to make with the FCC or the PSCs of Maryland or New York, in each case that are material to the Company's business and that are necessary to own, lease, license and use its properties and assets to conduct its business in the manner described in the Prospectus; and

                  (B) to the best of our knowledge, (1) no proceedings relating to the revocation, modification or non-renewal of any of the certificates, orders, permits, licenses, authorizations, consents, or approvals described in the preceding paragraph have been issued by the FCC or the PSC of Maryland or New York, and (2) the Company has not received any notice, from the FCC or from the PSC of Maryland or New York of the qualification or rejection of any report, filing or registration by the Company with the FCC or the Maryland or New York PSC, the effect of which, in the aggregate, would have a material adverse effect on the Company;

         (iv) to the best of our knowledge, the Company is not in violation of the Communications Act, the rules, regulations, or orders of the FCC or, to the extent applicable to the Company, Maryland or New York State Law to a degree which, in the aggregate, would have a material adverse effect on the Company;

         (v)      to the best of our knowledge,

                  (A) no judgment, decree, notice of violation, order to show cause, or other order has been issued by the FCC, the Maryland or New York PSC, or any federal or state court in Maryland or New York in a proceeding or action relating to telecommunications regulatory issues and to which the Company was a party, except such as would not have a material adverse effect on the Company; and

                  (B) no litigation, proceeding, inquiry or investigation relating to telecommunications regulatory issues has been commenced or threatened against the Company before or by the FCC, the Maryland or New York PSC, or any federal or state court in Maryland or New York;

                  (C) other than as generally discussed in the Prospectus, there are no rulemakings or other administrative proceedings pending before the FCC or the New York or Maryland PSC's which (x) are generally applicable to telecommunications services and (y) if decided adversely to the interests of the Company, would have a material adverse effect on the Company, taken as a whole; and

         (vi) the statements in the Prospectus under the captions "Risk Factors--We are dependent on Bell Atlantic for copper telephone lines, central office space and transmission facilities, and Bell Atlantic's reluctance to cooperate with us or inability to provide the services or facilities we need could adversely affect our business," "Risk Factors--Our access to Bell Atlantic's central offices and transmission facilities is dependent on third parties," "Risk Factors--Our services are subject to uncertain government regulation regulations and changes in laws or regulations could restrict the way we operate our business," "Risk Factors--The adoption or modification of laws or regulations relating to the Internet could adversely affect our business;" "Risk Factors--Our services and interconnection agreements are subject to uncertain government regulations that may be interpreted in ways that would harm our business" "Business--Market Opportunity--Emergence of Digital Subscriber Line Technology," "Business--Interconnection Agreements with
    Bell Atlantic" and "Business--Government Regulation," insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly summarize the matters referred to therein.

                                                                       EXHIBIT B


                 [FORM OF REGULATORY OPINION FOR LOCAL COUNSEL]


         Attach opinion of local regulatory counsel for the Company, to be delivered pursuant to the Underwriting Agreement to the effect that:

         (i) (A) the execution and delivery by the Company of, and performance of its obligations under, the Underwriting Agreement and the consummation of the transactions contemplated thereby do not violate (1) any state or local law, rule or regulation relating to telecommunications applicable to the Company or its subsidiary ("State Law") or (2) to the best of such counsel's knowledge, any decree from any court or tribunal, and (B) no authorization of or filing with any state authority regulating telecommunications services provided by the Company or its subsidiary, including state public utility commissions ("State Authorities"), is necessary for the execution and delivery by the Company of, or the performance of its obligations under, the Underwriting Agreement or the consummation of the transactions contemplated thereby;

         (ii) the Company and its subsidiary are certified and/or registered to provide DSL based local exchange and local exchange access services in [ ], and the Company has a tariff on file in [ ]. No further authority is required from any of the State Authorities by the Company or any of its subsidiaries to conduct its business as described in the Prospectus;

         (iii) (A) each of the Company and its subsidiary (1) has paid all fees required by the State Authorities; and (2) has all certificates, orders, permits, licenses, authorizations, consents and approvals of and from, and has made all reports, filings and registrations, with the State Authorities, all self regulatory organizations and all courts and tribunals necessary to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus and is conducting its business in accordance therewith; and (B) to the best of such counsel's knowledge, neither the Company nor its subsidiary has received any notice of proceedings relating to the revocation, modification or non-renewal of any such certificates, orders, permits, licenses, authorizations, consents or approvals, or the qualification or rejection of any such report, filing or registration, the effect of which, singly or in the aggregate, would have a material adverse effect on the Company and its subsidiary, taken as a whole;

         (iv) neither the Company nor its subsidiary is in violation of, or in default under the telecommunications rules or regulations of State Law the effect of which, singly or in the aggregate, would have a material adverse effect on the Company and its subsidiary, taken as a whole; and

         (v) to the best of such counsel's knowledge, (A) no judgment, decree or order of any State Authority has been issued against the Company or its subsidiary and (B) no litigation, proceeding, inquiry or investigation has been commenced or threatened, and no notice of violation or order to show cause has been issued, against the Company or its subsidiary before or by any State Authority. To the best of such counsel's knowledge, there are no rulemakings or other administrative proceedings pending before any State Authority which (x) are generally applicable to telecommunications services and (y) if decided adversely to the interests of the Company or its subsidiary, would have a material adverse effect on the Company and its subsidiary, taken as a whole.

                                                                       EXHIBIT C

                            [FORM OF LOCK-UP LETTER]


                                                              ____________, 1999


Morgan Stanley & Co. Incorporated
Merrill Lynch & Co., Merrill Lynch, Pierce
        Fenner & Smith Incorporated
Salomon Smith Barney Inc.
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, New York 10036



Morgan Stanley & Co. International Limited
Merrill Lynch International
Salomon Smith Barney International Limited
c/o Morgan Stanley & Co. International Limited
    25 Cabot Square
    Canary Wharf
    London E14 4QA
    England


Dear Sirs and Mesdames:

         The undersigned understands that Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") and Morgan Stanley & Co. International Limited ("MSIL") propose to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with HarvardNet Inc., a Delaware corporation (the "COMPANY") providing for the public offering (the "PUBLIC OFFERING") by the several Underwriters, including Morgan Stanley and MSIL (the "UNDERWRITERS"), of shares (the "SHARES") of the Common Stock, par value $.01 per share of the Company (the "COMMON STOCK").

         To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the "PROSPECTUS"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Shares to the Underwriters pursuant to the Underwriting Agreement or (b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

         Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.


                                                     Very truly yours,

                                                     -----------------------
                                                     (Name)

                                                     -----------------------
                                                     (Address)